SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  [ ]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]    Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]    Definitive Proxy Statement
[x]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to section 240.14a-11(c) or section
       240.14a-12

                               EASTERN
 ...............................................................................
           (Name of Registrant as Specified In Its Charter)

 ...............................................................................
    (Name of Person(s) Filing Proxy Statement if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]    $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
[ ]    $500 per each party to the controversy pursuant to Exchange Act
       Rule 14a-6(i)(3).
[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1)    Title of each class of securities to which transaction applies:

    2)    Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    4)    Proposed maximum aggregate value of transaction:

    5)    Total fee paid:

   [X]    Fee previously paid with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.


    1)    Amount Previously Paid:

          .....................................................................

    2)    Form, Schedule or Registration Statement No.:

          .....................................................................

    3)    Filing Party:

          .....................................................................

    4)    Date Filed:

          .....................................................................

==============================================================================
An Important Message for
The Eastern Company Shareholders:
==============================================================================

                               THE FUTURE VALUE OF
                               THE EASTERN COMPANY
                                SHOULD BELONG TO
                              ALL THE SHAREHOLDERS,
                              NOT JUST JOHN DYSON!

Millionaire New York City politician John Dyson and his affiliates, including Millbrook Capital Management Inc. and MMI Investments, L.L.C., are continuing their costly and disruptive efforts to seize control of your Company by trying to elect their hand-picked nominees to Eastern's Board of Directors. We strongly urge you not to support these efforts.

Management's strategic planning is producing results. After the anticipated difficulties in First Quarter 1996, normal operating profits (before deducting the costs of thwarting Dyson's hostile takeover attempt) have steadily improved, as demonstrated by the following chart:


                               THE EASTERN COMPANY
               1996 QUARTERLY NORMAL OPERATING PROFITS PER SHARE(1)

    First Quarter      Second Quarter      Third Quarter     Fourth Quarter
    -------------      --------------      -------------     --------------
         -.07               .13                 .22                .24


                           WE BELIEVE DYSON IS ACTING
                       IN HIS OWN SELF-INTEREST, NOT YOURS

As we see it, the Dyson/MMI nominees are plagued by fundamental conflicts of interest. Millbrook has not withdrawn its highly leveraged offer at $15 per share, which is little more than the recent market price of our stock. If Dyson and his fellow nominees are elected, won't they have a strong incentive to sell Eastern to themselves as cheaply as possible?

You should also remember that Eastern has been an involved employer and good corporate citizen in the Naugatuck Valley since 1858. MMI has owned its stock for little more than a year and has no local ties. Ask yourself what kind of commitment Dyson/MMI will demonstrate to shareholders, employees and the Waterbury community.

                    SAFEGUARD THE VALUE OF YOUR INVESTMENT BY
                          SIGNING, DATING AND RETURNING
                            A WHITE PROXY CARD TODAY!

                    DO NOT RETURN A BLUE CARD FOR ANY REASON,
                               EVEN AS A PROTEST.


==============================================================================
                          If you have any questions, or
                            require any assistance in
                           voting your shares, please
                          call GEORGESON & COMPANYINC.,
                          toll-free at 1-800-223-2064.
==============================================================================


1. Quarter results reflect income before deducting the costs of defending the Company from Millbrook's takeover attempt. Fourth quarter results reflect earnings before the year-end abnormal adjustment to estimated accruals described on page 23 of the 1996 Annual Report. In 1996, such adjustments for continuing operations decreased income by $0.02 per share.